Exhibit 99.2

FTI Consulting, Inc.

555 12th Street NW

Washington, DC 20004

+1.202.312.9100

Investor & Media Contact:

Mollie Hawkes

+1.617.747.1791

mollie.hawkes@fticonsulting.com

FTI Consulting Announces Pricing of Upsized $275.0 Million Convertible Notes Offering

Washington, D.C., Aug. 15, 2018 — FTI Consulting, Inc. (NYSE: FCN) today announced the pricing of $275.0 million aggregate principal amount of its 2.0% convertible senior notes due 2023 (the “Convertible Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of the offering was increased from the previously announced offering size of $250.0 million. The Company also granted the initial purchasers of the Convertible Notes an option to purchase, within a 13-day period beginning on, and including, the first day on which the Convertible Notes are issued, up to an additional $41.25 million aggregate principal amount of the Convertible Notes. The sale of the Convertible Notes to the initial purchasers is expected to close on August 20, 2018, subject to customary closing conditions.

The Company estimates that the net proceeds from the offering will be approximately $267.8 million (or $308.0 million if the initial purchasers exercise their option to purchase additional Convertible Notes in full), after deducting fees and estimated expenses.

As previously announced, the Company intends to use a portion of the net proceeds from the offering, together with cash on hand, to redeem any and all of its $300.0 million of 6.00% senior notes due 2022 that remain outstanding as of November 15, 2018. The Company has agreed to repurchase approximately $15.0 million of its common stock from purchasers of the Convertible Notes in the offering in privately negotiated transactions effected through one of the initial purchasers concurrently with the closing of the offering using a portion of the net proceeds of the offering. The purchase price per share of the Company’s common stock repurchased by the Company equals the closing price per share of the Company’s common stock on August 15, 2018, which was $76.51 per share. The repurchases of the Company’s common stock were approved by the Company’s board of directors.

The Company expects that after giving effect to the issuance of the Convertible Notes (assuming no exercise of the initial purchasers’ option to purchase additional Convertible Notes) and the use of proceeds therefrom, its cash interest will be reduced by approximately $12.5 million on an annualized basis.

The Convertible Notes will be senior unsecured obligations of the Company and will bear interest at a fixed rate of 2.0% per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning on February 15, 2019. The Convertible Notes will be convertible at the option of holders prior to the close of business on the business day immediately preceding May 15, 2023 only upon the occurrence of specified events or under certain circumstances. Thereafter, until the close of business on the business day immediately preceding the maturity date of August 15, 2023, the Convertible Notes will be convertible at any time. Upon conversion, the Convertible Notes may be settled, at the Company’s election, in cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock. The conversion rate for the Convertible Notes will initially be 9.8643 shares of the Company’s common stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $101.38 per share of Company common stock). The conversion rate and the corresponding conversion price will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest.

If the Company undergoes a fundamental change (as defined in the indenture governing the Convertible Notes), subject to certain conditions, the holders of the Convertible Notes may require the Company to repurchase for cash all or part of their Convertible Notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date, the Company will increase the conversion rate for a holder who elects to convert its Convertible Notes in connection with such a corporate event in certain circumstances.

The Company may not redeem the Convertible Notes prior to maturity.

The Convertible Notes were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the Convertible Notes nor the shares of the Company’s common stock into which the Convertible Notes are convertible, if any, have been, nor will be, registered under the Securities Act or the securities laws of any state or other jurisdiction and may not be offered or sold in the United States or other jurisdiction absent registration or an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any state or other jurisdiction in which such offer, solicitation, or sale is unlawful.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations manage change, mitigate risk and resolve disputes: financial, legal, operational, political & regulatory, reputational and transactional. With more than 4,600 employees located in 28 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate and overcome complex business challenges and make the most of opportunities. The Company generated $1.81 billion in revenues during fiscal year 2017.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions, convertible indebtedness, share repurchases and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will be achieved, and the Company’s actual results may differ materially from our expectations, beliefs and estimates. Further, preliminary results are subject to normal year-end adjustments. The Company has experienced fluctuating revenues, operating income and cash flows in prior periods and expects that this will occur from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer, the mix of the geographic locations where our clients are located or where services are performed, fluctuations in the price per share of our common stock, adverse financial, real estate or other market and general economic conditions, and other future events, which could impact each of our segments differently and could be outside of our control, the pace and timing of the consummation and integration of future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients, new laws and regulations, or changes thereto, including the 2017 Tax Act, and other risks described under the heading “Item 1A, Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2017, filed with the SEC, including the risks set forth under “Risks Related to Our Reportable Segments” and “Risks Related to Our Operations,” and in the Company’s other filings with the SEC. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.

# # #